Exhibit 99.2

Syra Health Corp. Announces Closing of Initial Public Offering

CARMEL, Ind., October 3, 2023 /PRNewswire/ — Syra Health Corp. (NASDAQ: SYRA) (“Syra Health” or the “Company”), a healthcare consulting company with a mission to improve healthcare by providing innovative services and technology solutions, announced today the closing of its upsized initial public offering (the “IPO”) of 1,615,000 units (“Units”) at a public offering price of $4.125 per Unit, for gross proceeds of approximately $6.7 million before deducting underwriting discounts and offering expenses. Each Unit consists of (a) one share of Class A common stock (“Class A common stock”) of the Company and (b) one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of Class A common stock at an exercise price equal to $6.50 per share, exercisable until the fifth anniversary of the issuance date. The shares of Class A common stock and the Warrants are immediately separable and were issued separately but were purchased together in the IPO.

In addition, the Company has granted the underwriters a 45-day option to purchase up to 242,250 additional shares of Class A common stock and/or Warrants from the Company to cover any over-allotments at the IPO price, less the underwriting discount. Simultaneously with the closing of the IPO, the Company issued an additional 242,250 Warrants to the underwriters pursuant to the partial exercise by the underwriters of their over-allotment option, generating gross proceeds of $2,422.50. The underwriters retain their over-allotment option with respect to the purchase of up to 242,250 additional shares of Class A common stock.

The Company’s Class A common stock began trading on The Nasdaq Capital Market on September 29, 2023, under the ticker symbol “SYRA.”

The Company intends to use the net proceeds of the IPO for marketing and sales, product development, research and development and other general corporate purposes including working capital, operating expenses and capital expenditures.

Kingswood, a division of Kingswood Capital Partners, LLC (“Kingswood”) acted as sole bookrunner for the IPO.

The Registration Statements on Form S-1 (File Nos. 333-271622 and 333-274754) relating to the securities being sold in the IPO were filed with the Securities and Exchange Commission (“SEC”) and declared effective on September 28, 2023. The IPO is being made only by means of a prospectus. A copy of the final prospectus related to the IPO may be obtained from Kingswood, via email at lciervo@kingswoodus.com or by calling 561-961-0505 or standard mail at Kingswood Capital Partners, LLC, 7280 W Palmetto Park Rd., Suite 301, Boca Raton, FL 33433. In addition, a copy of the final prospectus relating to the IPO may be obtained via the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT SYRA HEALTH CORP.

Syra Health is a healthcare consulting company with a mission to improve healthcare by providing innovative services and technology solutions. Syra Health aims to achieve its goal by becoming a valuable partner to government, payers, providers, life sciences organizations, and academic institutions. Syra Health offers products and services in digital health, behavioral and mental health, population health management, health education, and healthcare workforce. For more information, please visit www.syrahealth.com.

ABOUT KINGSWOOD

Kingswood U.S., part of the Kingswood Group, is a network of wealth management firms that includes SEC-registered investment advisors and two FINRA-licensed broker-dealers, Kingswood offers investment banking and advisory services along with comprehensive wealth management and business-building services, designed specifically for the independent financial advisor. Together with its parent company, the Kingswood Group has more than $13 billion in assets under management, and 400 registered individuals. Kingswood combines the resources and capital of a large financial services firm with the personalized touch and feel of a boutique company. Kingswood has earned a reputation as a firm built for advisors by advisors.

SAFE HARBOR STATEMENT

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to the expected use of proceeds, the Company’s operations and business strategy and the Company’s expected financial results. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to substantial risks, uncertainty and changes in circumstances. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed in the “Risk Factors” section of the prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

For Underwriter Inquiries:

Brian Herman

Managing Director

Kingswood US

561-702-4331

bherman@kingswoodus.com

For Media Inquiries:

Christine Drury

Communications and Marketing Director

Syra Health Corp.

463-345-5180

christined@syrahealth.com

For Investor Inquiries:

Ben Shamsian

Vice President

Lytham Partners, LLC

646-829-9701

shamsian@lythampartners.com